SHAREHOLDING INTEREST SALE AND PURCHASE

                                       AND

                                 LOAN ASSIGNMENT

                                    AGREEMENT


                                     BETWEEN


                        EUROWEB INTERNATIONAL CORPORATION
                                 (THE "SELLER")

                                       AND

                          GLOBIX COMMUNICATIONS LIMITED
                                (THE "PURCHASER")



                          DATED AS OF NOVEMBER 29, 2004

THIS SHAREHOLDING INTEREST SALE AND PURCHASE AND LOAN ASSIGNMENT AGREEMENT (hereinafter referred to as the "Agreement") was made by and between

     (1) EUROWEB INTERNATIONAL CORPORATION, a company registered under the laws of the State of Delaware, having its registered office at c/o United Corporate Services Inc. 15 East North Street Dover, 19901 Delaware, USA, having its IRS no. of 133696015 and represented by Csaba Toro, Chief Executive Officer; of the first part; and

     (2) GLOBIX COMMUNICATIONS LIMITED, a company registered under the laws of the Isle of Man, having its registered office at Jubilee Buildings, Victoria Street, Douglas, Isle of Man IM1 2SH, registration number 087423C and represented by Stewart Davies; of the second part;

on the place and date specified below with the terms and conditions as follows.

The party of the first part hereinafter referred to as the "Seller". The party of the second part hereinafter referred to as the "Purchaser".

The above Seller and Purchaser hereinafter collectively referred to as the "Parties" and individually as a "Party".

                                    PREAMBLE


WHEREAS the Seller is the sole owner of 100% (one hundred per cent) shareholding interest in EuroWeb Czech Republic, spol. s.r.o., a limited liability company incorporated and existing under the laws of the Czech Republic, identification number: 48591319, having its registered seat at Praha 7, Argentinska 38, 170 05 Czech Republic (hereinafter referred to as the "Target Company") represented by the contribution in nominal value in the amount of CZK 11,977,000 that is eleven million nine hundred seventy-seven thousand Czech Crown (hereinafter referred to as the "Shareholding Interest"), and the Seller desires to sell to the Purchaser the Shareholding Interest held in the Target Company (the specification and details of the Shareholding Interest and the Target Company are included in
Schedule 1 of this Agreement); and

WHEREAS the Seller provided certain loans under two loan agreements to the Target Company which loans are still outstanding in the principal amount of USD 400,000 that is four hundred thousand United States Dollars (hereinafter referred to as the "Loan Agreements") , and the Seller desires to assign to the Purchaser all of its claims deriving from the Loan Agreements in the principal amount of USD 400.000 together with all accrued rights (the copies of the Loan Agreements are included in Schedule 2 of this Agreement); and

WHEREAS in the course of the legal and financial due diligence exercises the Seller has provided the Purchaser with any and all information regarding the Target Company and the Loan Agreements requested by the Purchaser and the Purchaser has thoroughly reviewed and has evaluated such information in the course of the legal and financial due diligence exercises; and

WHEREAS the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller the Shareholding Interest, upon the terms and subject to the conditions set out below;

WHEREAS as an inseparable transaction from the sale and purchase of the Shareholding Interest the Seller desires to assign to the Purchaser and the Purchaser desires to assume from the Seller all the lender's claims deriving from the Loan Agreements, upon the terms and subject to the conditions set out below;

NOW THEREFORE THE PARTIES AGREE as follows:


1. THE SUBJECT OF THIS AGREEMENT


     1.1 The Parties agree that upon the terms and subject to conditions set out herein, Seller shall sell the Shareholding Interest to the Purchaser and the Purchaser shall purchase the same Shareholding Interest together with all rights attaching or accruing thereto with effect from the date of Completion in accordance with Section 3 below.

     1.2 The Parties agree that upon the terms and subject to conditions set out herein, Seller shall assign and the Purchaser shall assume all the lender's claims deriving from the Loan Agreements with effect from the date of Completion in accordance with Section 3 below. The Purchaser hereby expressly accepts and acknowledges that the Seller shall not be liable for the fulfillment of the obligations of the Target Company as borrower under the Loan Agreements.

     1.3 Save where the Parties otherwise agree in writing, neither Party shall be obliged to complete the transaction contemplated herein unless the sale and purchase of the Shareholding Interest and the assignment and assumption of all lender's claims deriving from the Loan Agreements are completed simultaneously.


2. PURCHASE PRICE, PAYMENT CONDITIONS


     2.1 The Parties hereby agree that the total purchase price for the Shareholding Interest shall be USD 500,000 that is five hundred thousand United States Dollars (hereinafter referred to as the "Purchase Price").

     2.2 The Parties hereby agree that the total consideration for the assignment and assumption of all lender's claims deriving from the Loan Agreements shall be USD 1 that is one United States Dollars (hereinafter referred to as the "Assignment Consideration").

     2.3 The Parties agree that, unless otherwise agreed in writing, the payment of the Purchase Price and the Assignment Consideration shall be effected by telegraphic transfer of funds, for same day value, to the bank account of the Seller. The details of the bank account to which the Purchase Price and the Assignment Consideration shall be transferred by the Purchaser are the following:

              Bank name: JPMorgan Chase Bank

              Bank address: 600 Madison Avenue New York, NY 10022

              Bank account number: 116-084367

              ABA routing number: 021-000-021

              SWIFT code: CHASUS33


3. COMPLETION OF THE TRANSACTIONS


     3.1 The completion of the sale and purchase of the Shareholding Interest and the assignment and assumption of all lender's claims deriving from the Loan Agreements contemplated herein (hereinafter referred to as the "Completion") shall take place within five working days from the signing of the date of this Agreement.

     3.2  On Completion:

          (i) the Purchaser shall pay the Purchase Price and the Assignment Consideration to the Seller pursuant to Section 2 of this Agreement and, unless otherwise agreed in writing, shall deliver written confirmation from its bank that the Purchase Price and the Assignment Consideration has been irrevocably transferred to the Seller's bank account as specified in Section 2.3 hereof (for the avoidance of doubt, the Parties confirm that the payment by the Purchaser of the Purchase Price and the Assignment Consideration to the Seller's bank account as specified in
               Section 2.3 hereof shall be deemed an effective discharge of the requirement to pay such sums if and when the relevant sums shall have been received for the credit of the Seller's bank account); and

          (ii) following receipt of confirmation from the Seller's bank that the sums of the Purchase Price and the Assignment Consideration have been credited to the Seller's bank account as specified in
               Section 2.3 hereof, the Seller and Purchaser shall sign the transfer instrument in the form and substance attached to this Agreement as Schedule 3 (hereinafter referred to as the "Transfer Instrument"), the powers of attorney in the form and substance attached to this Agreement as Schedule 4 (both Transfer
               Instrument and the powers of attorney have to be signed with signatures of both Parties verified by a notary public with the explicit exception of power of attorney to be granted by the current Target Company executive, which can be signed without verified signature) and any other certificates or documents corresponding to the Shareholding Interest (if any) and any other certificates or documents necessary for the effective transfer of the Shareholding Interest according to the applicable Czech legal regulations; and

          (iii)the Purchaser shall deliver the Transfer Instrument signed by the Parties to the Target Company; and

          (iv) the Seller shall deliver written confirmation to the Purchaser that the Seller as lender has notified the Target Company as borrower of the assignment and assumption of all lender's claims deriving from the Loan Agreements in accordance with this Agreement.

     3.3 The Parties acknowledge that, subject to the due and effective payment by the Purchaser of the Purchase Price and the Assignment Consideration and signing by the Parties of the Transfer Instrument in accordance with this Agreement, the title to the Shareholding Interest shall pass to the Purchaser as of the date of the Completion.

     3.4 The Parties acknowledge that, subject to the due and effective payment by the Purchaser of the Purchase Price and the Assignment Consideration in accordance with this Agreement, the lender's claims deriving from the Loan Agreements shall be assigned to the Purchaser pursuant to Section 524 of the Civil Code No. 40/1964 Coll., in its valid wording as of the date of the Completion.

     3.5 Subject to the due and effective payment by the Purchaser of the Purchase Price and the Assignment Consideration in accordance with this Agreement, at the cost of the Purchaser the Parties shall make any reasonable action or steps that are required by the laws of the Czech Republic to contractually complete the due transfer of the ownership title of the Shareholding Interest in accordance with the terms and conditions of this Agreement.

     3.6 The Parties acknowledge that the transfer of the Shareholding Interest becomes effective towards the Target Company upon the delivery of the Transfer Instrument signed by the Parties to the Target Company.


4. REPRESENTATIONS AND WARRANTIES


     4.1 The Seller represents and warrants to the Purchaser all of the representations and warranties stated in Schedule 6 hereto are true, correct and not misleading as of the date of this Agreement, except as disclosed in the Disclosure Letter attached as Schedule 7 hereto. 4.2 The Purchaser represents and warrants that

          (i) it is entitled to enter into this Agreement and to perform any and all obligations undertaken herein or prescribed by the applicable legal regulations. The conclusion of this Agreement by the Purchaser complies with the applicable legal regulations and does not violate any of the obligations undertaken by the Purchaser toward any third persons. The Purchaser obtained all the approvals or permissions of any third parties or any authorities that are necessary to conclude this Agreement and to perform his/its obligations undertaken herein;

          (ii) it has been acquainted with the terms and conditions of the Memorandum of Association currently in effect of the Target Company;

          (iii)it has the appropriate financial capacity to pay the Purchase Price and the Assignment Consideration;

          (iv) it has carried out all the legal and financial due diligence exercises as it thought to be necessary and sufficient to enable it to decide upon entering into this Agreement and completing the transactions contemplated by this Agreement.

     4.3 The Purchaser hereby declares that it accedes to the Memorandum of Association of the Target Company in accordance with Section 115. Paragraph 3 of the Act No. 513/1991 Coll., Commercial Code of the Czech Republic, currently in effect.

     4.4 The Parties agree that the foregoing warranties shall be fulfilled down to and shall be true and accurate in all respects at the execution of this Agreement.

     4.5 The Purchaser acknowledges that no representation or warranty, express or implied, has been given by the Seller in relation to the Target Company other than those specified in Schedule 6 hereto and the Purchaser acknowledges that the Seller shall not be liable in any way whatsoever for any representations or warranties not specified in
          Schedule 6 hereto.

     4.6 The Parties agree that the Seller is not liable in respect of a claim under the representations and warranties specified in Schedule 6 hereto unless and until liability determined in respect of any such claim, when aggregated with any other amount or amounts of liability determined in respect of other claims under such representations and warranties, exceeds USD 5,000 that is five thousand United States Dollars (excluding interest, costs etc.) in which event the claims beyond the USD 5,000 that is five thousand United States Dollars threshold shall be recoverable hereunder.

     4.7 The Parties agree that the Seller's total liability in respect of all claims under the representations and warranties specified in Schedule 6 hereto is limited to USD 200,000 that is two hundred thousand United States Dollars.

     4.8 The Seller is not liable for a claim under the representations and warranties specified in Section 4.1 hereof unless the Purchaser has given the Seller notice of the claim setting out full particulars of the grounds on which such claim is based within 12 (twelve) months of the date of Completion.

5 TERMINATION



     5.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned under the following circumstances:

          (a)  by mutual consent of the Purchaser and the Seller; or

          (b) by the Seller unilaterally, if the confirmation from the Seller's bank that the sums of the Purchase Price and the Assignment Consideration have been credited to the Seller's bank account as specified in Section 2.3 hereof shall not have been received by the Seller within five working days from the day after the execution of this Agreement;

     5.2  In the event of the termination of this Agreement  pursuant to Section
          5.1 by a Party hereto, written notice thereof specifying the cause of such termination shall promptly be given to the other Party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the Parties hereto, save that if the Seller terminates this Agreement pursuant to
          Section 5.1 (b), the Purchaser shall be obliged to pay to the Seller compensation of USD 20,000 that is twenty thousand United States Dollars for the time, effort and expenses of the Seller spent or incurred on the transactions contemplated by this Agreement. The payment of the total amount of the compensation specified in this
          Section 5.2 shall be effected by telegraphic transfer of funds, for same day value, to the bank account of the Seller as specified in
          Section 2.3 hereof within 5 (five) days of the receipt by the Purchaser of the termination notice given by the Seller pursuant to
          Section 5.1 (b) hereof.

     5.3 The respective obligations of the Parties hereto pursuant to Sections 5.2, 5.3, 6.1, 6.2, 6.3, 6.4, 6.7 and 6.11 shall survive any termination of this Agreement.



6  MISCELLANEOUS

     6.1  Costs:  Except where this  Agreement  provides  otherwise,  each Party hereto shall pay its own costs relating to the negotiation, preparation execution and performance of this Agreement and of each document referred to in it.

     6.2 Notices: All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by depositing the same in the mail, addressed to the party to be notified, post-paid and registered or certified with return receipt requested or by delivering such notice in person to such Party. Notices given or served pursuant hereto shall be effective upon receipt by the Party to be notified. All notices to be sent to the Parties or any one or more of the assignees of the interest of the Parties pursuant hereto shall be sent to or made at the following addresses:

          a)       if to the Seller, at:

                     Euroweb International Corporation
                     Vaci ut 141.
                     Budapest
                     H-1138 Hungary
                     Fax No.:        +36 1 889 7100

                     Attention:      Csaba Toro, CEO

          b)       if to the Purchaser, at

                     Globix Communications Limited
                     Jubilee Buildings
                     Victoria Street
                     Douglas
                     Isle of Man IM1 2SH
                     Fax No.:        +44 1624 699 001

                     Attention:      Stewart Davies, Director


     By giving to the other Party a five-day written notice thereof, the Parties hereto and their respective successors and assignees shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address.

     Notices may also be sent by (a) facsimile copy or telecopy, in which case notice shall be deemed to be received on the date of transmission, if transmitted during normal business hours at the place of receipt and on a business day and, if not, shall be deemed to be received on the next business day, or (b) an internationally recognized courier service, in which case notice shall be deemed to be received upon the earlier of (i) two business days after delivery of the notice to the courier service, or
     (ii) actual receipt by the Party to be notified.

     6.3 Governing Law: This Agreement and the obligations of the Parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the Czech Republic.

     6.4 Jurisdiction: The Parties will attempt to resolve all disputes deriving from this Agreement in an amicable manner through negotiations. If the negotiations cannot resolve the dispute, either Party will be entitled to refer the dispute to arbitration. The Parties hereby agree to irrevocably submit themselves to the exclusive jurisdiction of the Permanent Arbitration Court attached to the Czech Chamber of Commerce and Industry which will proceed according to its own procedural rules. The arbitration panel will consist of three members. The language of the proceedings will be English. The award of the Arbitration Court will be final, binding and non-appealable. The

          Parties waive their right to any form of appeal or recourse from such arbitral proceedings to a court of law or other judicial authority.

     6.5 Other Fees and Commissions: Each Party hereby represents and warrants to the other that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions covered by this Agreement and each Party hereby agrees to indemnify and hold harmless the others from and against all liability, costs, damages and expenses from any such claims as are attributable to it. Furthermore the Parties acknowledge and agree that unless otherwise provided herein any and all costs, expenses or fees relating to the conclusion of this Agreement or any of the transactions contemplated herein shall be covered by the Parties in a manner that each Party shall pay its respective cost, expense or fee.

     6.6 Severability: If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

     6.7 Confidentiality: The Parties agree to treat all information relating to the business of the other, and the Target Company in strict confidence and agree not to disclose or permit their employees to disclose any such information to others (other than the professional advisors of the Parties) unless and to the extent the same shall be in the public domain or be required by law otherwise than as a result of a breach of this Section 6.7 or of any other confidentiality agreement to which any such information may be subject. Notwithstanding the foregoing, a Party may convey information of a general nature to its equity investors in the ordinary course of reporting to such investors.

          Except to the extent required by law or stock exchange regulation, no public announcement of this Agreement or the terms and conditions hereof shall be made by either Party without the consent of the other and then only an a coordinated basis.

          The Parties may disclose the existence and the terms and conditions of this Agreement to the extent required by law, including securities legislation and stock exchange requirements or by the public authorities having jurisdiction over them, after advising the other Party in advance of the purpose and extent of such disclosure and, wherever possible, providing an advance copy of same and incorporating the comments of the other Party, and the same shall apply, under the same conditions, to any disclosure required in connection with the obtaining of any governmental consent or approval necessary for the proper implementation of the transactions contemplated hereby or the conduct of the business of the Target Company.

          The obligations of the Parties pursuant to this Section 6.7 shall continue until five years after this Agreement shall have been terminated.

     6.8 Non-competition: The Seller hereby undertakes that for the period of two years following the Completion it will not:

          perform business activities within the territory of the Czech Republic for its own benefit or for the benefit of third parties and in its own name or in the name of a third party that would coincide with the scope of business activities of the Target Company or the Purchaser; arrange business for third persons within the territory of the Czech Republic to the detriment of the Target Company or the Purchaser; participate as a partner or a shareholder in the business activities of other companies within the territory of the Czech Republic with a similar or the same scope of business activities as the Target Company or the Purchaser; offer the customers of the Target Company any services or products; abuse the reputation of the Target Company or the Purchaser, their products or services to secure for itself or third persons a benefit which otherwise would not be achieved.

          If the Seller breaches this non-competition obligation, it will be obliged to pay the Purchaser a contractual penalty in the amount of USD 200,000 that is two hundred thousand United States Dollars. The payment of the contractual penalty does not affect the right of the Purchaser to claim for the compensation of damages.


     6.9 Further Assurances: The Parties hereto agree that they will from time to time at the reasonable request of the other execute and deliver such instruments, conveyances and assignments and take such further action as may be required pursuant to the terms hereof to accomplish the purpose of this Agreement.

     6.10 Amendment of Agreement: This Agreement may be amended at any time and from time to time by an amending agreement signed by each of the Parties.

     6.11 Entire Agreement: This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. The Parties agree that if any inconsistencies and/or discrepancies exist between the provisions this Agreement and its Schedules (including but not limited to the Transfer Instrument) then the provisions of this Agreement shall prevail.

     6.12 Assignment: Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and ensure to the benefit of the Parties hereto and their respective successors and assignees. Except as specifically provided herein, no Party may assign its rights hereunder.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized representatives as follows:


EUROWEB INTERNATIONAL CORPORATION

/s/ Csaba Toro
--------------
name: Csaba Toro
title: Chief Executive Officer




GLOBIX COMMUNICATIONS Limited

/s/Stewart Davies
-----------------
name:  Stewart Davies
title:  Director